Exhibit 8.3

Baker & McKenzie Zurich Rechtsanwälte Holbeinstrasse 30 Postfach CH-8034 Zürich Tel: +41 44 384 1414 Fax: +41 44 384 1284 zurich.info@bakermckenzie.com www.bakermckenzie.com

Asia Pacific
Bangkok
Beijing
Hanoi
Ho Chi Minh City
Hong Kong
Jakarta*
Kuala Lumpur*
Manila*
Melbourne
Seoul
Shanghai
Singapore
Sydney
Taipei
Tokyo
Yangon

Europe, Middle East
& Africa
Abu Dhabi
Almaty
Amsterdam
Antwerp
Bahrain
Baku
Barcelona
Berlin
Brussels
Budapest
Cairo
Casablanca
Doha
Dubai
Dusseldorf
Frankfurt/Main
Geneva
Istanbul
Johannesburg
Kyiv
London
Luxembourg
Madrid
Milan
Moscow
Munich
Paris
Prague
Riyadh
Rome
St. Petersburg
Stockholm
Vienna
Warsaw
Zurich

Latin America
Bogota
Brasilia*
Buenos Aires
Caracas
Guadalajara
Juarez
Lima
Mexico City
Monterrey
Porto Alegre*
Rio de Janeiro*
Santiago
Sao Paulo*
Tijuana
Valencia

North America
Chicago
Dallas
Houston
Miami
New York
Palo Alto
San Francisco
Toronto
Washington, DC

* Associated Firm

Weatherford International Limited Alpenstrasse 15 6300 Zug Switzerland	Hans Koch Dipl. Steuerexperte hans.koch@bakermckenzie.com Direct Line: 044 384 12 01 Martin Frey Attorney, LL.M martin.frey@bakermckenzie.com Direct Line: 044 384 13 51

Zurich, April 14th, 2014 HK/MF/sjo

Legal Opinion on Swiss Tax Considerations of the Merger

Ladies and Gentlemen:

We act as Swiss tax counsel to Weatherford International Limited (“Weatherford Ireland”), a limited liability company incorporated under the laws of Ireland, in connection with the proposed merger of Weatherford International Ltd. (“Weatherford Switzerland”), the current Swiss holding company of the Weatherford Group registered in the commercial register of the Canton of Zug, Switzerland, under the number CHE-114.605.629, with registered office at Alpenstrasse 15, 6300 Zug, Switzerland, with and into Weatherford Ireland (the “Merger”) as described in Weatherford Ireland’s registration statement on Form S-4 (“Registration Statement”) filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933 on April 2, 2014 (as amended through the date hereof). We have been asked to furnish this opinion to you in connection with the Registration Statement. Capitalized terms used but not otherwise defined herein shall have the meaning ascribed thereto in the Registration Statement.

In connection with this opinion we have examined the Registration Statement, tax rulings from the Swiss Federal Tax Administration, and the Tax Administration of the Canton of Zug, and such other documents and corporate records as we have deemed necessary or appropriate in order to enable us to render the opinion below. We have relied upon statements, representations, and covenants made by Weatherford Ireland and we have assumed that such statements and representations are true without regard to any qualifications as to knowledge and belief. For purposes of this opinion, we have assumed (i) the validity and accuracy of the documents and corporate records that we have examined, the facts underlying the various Swiss tax rulings and the facts and representations concerning the Merger that have come to our attention during our engagement being correct, (ii) the genuineness of all signatures, the legal capacity of all natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as certified or photostatic copies and the authenticity of the originals of such documents, (iii) that all relevant documents have been, or will be, validly authorized, executed, delivered and performed by all of the relevant parties, and (iv) that the Merger will be consummated as described in the Registration Statement. Our opinion is conditioned upon, among other things, the initial and continuing truth, accuracy, and completeness of the items described above on which we are relying.

We have made such examination after considering the laws of Switzerland and how they are currently applied by the courts in Switzerland as in our judgment is necessary for the purpose of this opinion. We do not express any opinion as to the laws of any jurisdiction other than Switzerland. It should be noted that the laws of Switzerland are subject to change at any time and may be effective retroactively. A change in the authorities or the truth, accuracy, or completeness of any of the facts, information, documents, corporate records, covenants, statements, representations, or assumptions on which our opinion is based could affect our conclusions. We do not express any opinion as to matters of fact.

Subject to the foregoing, the discussion set forth in the Registration Statement under the heading “Material Tax Considerations — Swiss Tax Considerations” is our opinion as to the (i) material Swiss federal and Zug cantonal tax consequences of the Merger for Weatherford Switzerland, Weatherford Ireland and non-Swiss shareholders, and (ii) tax residency of Weatherford Ireland under Swiss tax law.

The opinion expressed herein is based solely on the facts and materials presented to us, as well as the Swiss law being in force and the precedents being published at this time, as far as we believe it is relevant for this legal opinion. Our opinion is expressed as of the date hereof, and we are under no obligation to supplement or revise the opinion to reflect any changes, including changes which have retroactive effect (i) in applicable law, or (ii) in any fact, information, document, corporate record, covenant, statement, representation, or assumption stated herein that becomes untrue, incorrect, or incomplete. We express no opinion as to any matters except as explicitly stated herein.

This opinion is given only on behalf of Baker & McKenzie Zurich and not on behalf of Baker & McKenzie International, a Swiss Verein, nor on behalf of any other office or associate firm of Baker & McKenzie International, a Swiss Verein. In this opinion, the expressions “we”, “us” and “our” and like expressions should be construed accordingly.

This letter is furnished to you and persons entitled to rely upon it pursuant to the applicable provisions of the Securities Act of 1933 for use in connection with the Registration Statement and is not to be used, circulated, quoted, or otherwise referred to for any other purpose without our express written permission. We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name in the Registration Statement wherever it appears. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the SEC thereunder.

Yours sincerely,

/s/ Baker & McKenzie (Zurich)

Baker & McKenzie (Zurich)

Baker & McKenzie LLP is a member of Baker & McKenzie International, a Swiss Verein.